UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 12, 2012

Diebold, Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-4879	34-0183970
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5995 Mayfair Road, P.O. Box 3077, North Canton, Ohio		44720-8077
_______________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant's telephone number, including area code:	(330) 490-4000
Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events
On February 15, 2012, Diebold, Incorporated (the “Company”) initially entered into a Stipulation of Settlement with the plaintiffs and individual defendants in the purported shareholders' derivative action captioned Levine v. Geswein et al., Case No. 2010-CV-3848, currently pending in the Court of Common Pleas of Stark County, Ohio. The Stipulation of Settlement was amended by the agreement of the parties on March 2, 2012 (as amended, the “Stipulation”).

Under the terms of the proposed settlement of the derivative action provided for in the Stipulation, the Company will implement corporate governance measures that are designed to strengthen its internal controls. The measures include, but are not limited to, initiation and/or formalization of certain corporate governance structural elements, recovery of incentive-based compensation in the event of a restatement, certain continuing education concepts, and enhancement and/or clarification of duties and responsibilities of the Company's Board of Directors and its committees.

The Stipulation is subject to the approval by the Court. If the Court gives its approval to the Stipulation, the derivative action will be dismissed with prejudice.

The description of the Stipulation set forth above is qualified in its entirety by reference to the actual terms of the Stipulation, which can be found on Company's website at www.diebold.com/investors.

Attached hereto as Exhibit 99.1 is the Notice of Pendency and Proposed Settlement of Shareholder Derivative Action (the “Notice”). In addition to the Stipulation, the Notice will be posted and available for viewing on the Company's website. Shareholders should read the Notice and the Stipulation for more information.

Item 9.01.     Financial Statements and Exhibits.

(a)	Exhibits.

Exhibit Number	Description
99.1	Notice of Pendency and Proposed Settlement of Shareholder Derivative Action

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diebold, Incorporated

March 12, 2012	By:	/s/ Chad F. Hesse

Name: Chad F. Hesse
Title: Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Notice of Pendency and Proposed Settlement of Shareholder Derivative Action